Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

In re:	Chapter 11 Case No.

Lehman Brothers Holdings Inc., et al.,	08-13555

Debtors.

MONTHLY OPERATING REPORT

BALANCE SHEET AS OF DECEMBER 31, 2008 WITH

ACCOMPANYING SCHEDULES

SCHEDULE OF CASH RECEIPTS AND DISBURSEMENTS

SCHEDULE OF PROFESSIONAL FEE DISBURSEMENTS

DEBTORS’ ADDRESS:	LEHMAN BROTHERS HOLDINGS INC.
c/o WILLIAM J. FOX
1271 AVENUE OF THE AMERICAS
35th FLOOR
NEW YORK, NY 10020

DEBTORS’ ATTORNEYS:	WEIL, GOTSHAL & MANGES LLP
c/o SHAI WAISMAN
767 FIFTH AVENUE
NEW YORK, NY 10153

REPORT PREPARER:	LEHMAN BROTHERS HOLDINGS INC., A DEBTOR IN POSSESSION (IN THE SOUTHERN DISTRICT OF NEW YORK)

THIS OPERATING STATEMENT MUST BE SIGNED BY A REPRESENTATIVE OF THE DEBTOR

The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verifies under penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.

Lehman Brothers Holdings Inc.

Date: August 21, 2009	By:	/s/ William J. Fox
William J. Fox
Executive Vice President

Indicate if this is an amended statement by checking here:        AMENDED STATEMENT ☐

TABLE OF CONTENTS

Schedule of Debtors	3

Lehman Brothers Holdings Inc. (“LBHI”) and Other Debtors and Other Controlled Entities
Basis of Presentation	4
Balance Sheet	11

Accompanying Schedules:
Real Estate	13
Loans	14
Principal Investments	15
Derivatives	16
Financial Instruments Financed	17

LBHI and Debtor Subsidiaries
Basis of Presentation — Schedule of Cash Receipts and Disbursements	18
Schedule of Cash Receipts and Disbursements — July	19

LBHI
Basis of Presentation — Schedule of Professional Fee Disbursements	20
Schedule of Professional Fee Disbursements	21

SCHEDULE OF DEBTORS

The following entities have filed for bankruptcy in the Southern District of New York:

	Case No.	Date Filed
Lead Debtor:
Lehman Brothers Holdings Inc. (“LBHI”)	08-13555	9/15/2008

Related Debtors:
LB 745 LLC	08-13600	9/16/2008
PAMI Statler Arms LLC(1)	08-13664	9/23/2008
Lehman Brothers Commodity Services Inc.	08-13885	10/3/2008
Lehman Brothers Special Financing Inc.	08-13888	10/3/2008
Lehman Brothers OTC Derivatives Inc.	08-13893	10/3/2008
Lehman Brothers Derivative Products Inc.	08-13899	10/5/2008
Lehman Commercial Paper Inc.	08-13900	10/5/2008
Lehman Brothers Commercial Corporation	08-13901	10/5/2008
Lehman Brothers Financial Products Inc.	08-13902	10/5/2008
Lehman Scottish Finance L.P.	08-13904	10/5/2008
CES Aviation LLC	08-13905	10/5/2008
CES Aviation V LLC	08-13906	10/5/2008
CES Aviation IX LLC	08-13907	10/5/2008
East Dover Limited	08-13908	10/5/2008
Luxembourg Residential Properties Loan Finance S.a.r.l	09-10108	1/7/2009
BNC Mortgage LLC	09-10137	1/9/2009
LB Rose Ranch LLC	09-10560	2/9/2009
Structured Asset Securities Corporation	09-10558	2/9/2009
LB 2080 Kalakaua Owners LLC	09-12516	4/23/2009

(1)          On May 26, 2009, a motion was filed on behalf of Lehman Brothers Holdings Inc. seeking entry of an order pursuant to Section 1112(b) of the Bankruptcy Code to dismiss the Chapter 11 Case of PAMI Statler Arms LLC, with a hearing to be held on June 24, 2009.  On June 19, 2009, the motion was adjourned without a date for a continuation hearing.

The Chapter 11 case of Fundo de Investimento Multimercado Credito Privado Navigator Investimento No Exterior (Case No: 08-13903) has been dismissed.

The Chapter 11 case of Lehman Brothers Finance SA (Case No: 08-13887) has been dismissed.

LEHMAN BROTHERS HOLDINGS INC. AND OTHER DEBTORS

AND OTHER CONTROLLED ENTITIES

MONTHLY OPERATING REPORT (“MOR”)

NOTES TO THE BALANCE SHEET AS AT DECEMBER 31, 2008

(AND ACCOMPANYING SCHEDULES)

(Unaudited)

Basis of Presentation

The information and data included in this MOR are derived from sources available to Lehman Brothers Holdings Inc. (“LBHI”) and its Controlled Entities (collectively, the “Company”). Controlled Entities refers to those non-Debtor entities that are directly or indirectly controlled by the Debtors, excluding, among other things, entities under separate proceedings in the U.S. or abroad, including administrations, liquidations, receiverships, and proceedings under the Securities Investor Protection Act. LBHI and certain of its Controlled Entities have filed protection under Chapter 11 of the Bankruptcy Code and the Debtors’ Chapter 11 cases have been consolidated for procedural purposes only and are being jointly administered pursuant to Rule 101(b) of the Federal Rules of Bankruptcy Procedure (collectively the “Debtors”). The Company has prepared this MOR, as required by the Office of the United States Trustee, based on the information available to the Company at this time, but notes that such information may be incomplete and may be materially deficient in certain respects.  This MOR is not meant to be relied upon as a complete description of the Company, its business, condition (financial or otherwise), results of operations, prospects, assets or liabilities. The Company reserves all rights to revise this report.

This MOR should be read in conjunction with previously filed financial statements and accompanying notes in the LBHI’s annual and quarterly reports as filed with the United States Securities and Exchange Commission and other filings dated post Chapter 11 as filed with various regulatory agencies by Controlled Entities.  This MOR is not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), although, certain, but not all of the deviations from GAAP and other pertinent disclosures are described in these Notes.

The Balance Sheet and Accompanying Schedules (collectively, the “Balance Sheet”)  do not reflect normal period-end adjustments that were generally recorded by the Company prior to the filing of the Chapter 11 cases upon review of major accounts prior to the end of each quarterly and annual accounting period. This MOR does not include explanatory footnotes and other disclosures required under GAAP and is not presented in a GAAP-based SEC reporting format.  Certain classifications utilized in this MOR may differ from prior report classifications, accordingly amounts may not be comparable.

Certain items presented in this MOR remain under continuing review by the Company and may be accounted for differently in future monthly reports. Accordingly, the financial information herein is subject to change and any such change could be material.

The Balance Sheet does not reflect or provide for all the consequences of the Company’s Chapter 11 cases (1) as to assets, including a wide range of legal claims, the Company is pursuing or considering pursuing, their realizable values on a liquidation basis or their availability to satisfy liabilities; and (2) as to pre-petition liabilities, the amounts that may be allowed for claims or contingencies, or their status and priority. Accordingly, future monthly reports may reflect further adjustments to the assets and liabilities.

The Balance Sheet does not reflect any off-balance sheet commitments, including, but not limited to, unfunded commitments under corporate loan agreements, real estate and private equity partnerships, and other agreements, contingencies and guarantees made by the Company prior to the Chapter 11 cases. The validity, existence and extent of obligations under the various guarantees have yet to be determined.

LBHI Controlled (Non-Debtor) Entities includes entities that were not Debtors as of December 31, 2008. Luxembourg Residential Properties Loan Finance S.a.r.l, BNC Mortgage LLC, LB Rose Ranch LLC, Structured Asset Securities and LB 2080 Kalakaua Owners LLC have filed Chapter 11 cases subsequent to December 31, 2008.

This MOR is not audited and will not be subject to audit or review by the Company’s external auditors at any time in the future.

See Accompanying Schedules for more detailed information on the Financial Instruments and Financings discussed in these Notes.

Use of Estimates

In preparing the Balance Sheet, the Company makes various estimates that affect reported amounts and disclosures. Broadly, those amounts are used in measuring fair value of certain financial instruments and establishing various reserves.

Estimates are based on available information and judgment. Therefore, actual results could differ from estimates and that difference could have a material effect on the Balance Sheet and Notes thereto.  As more information becomes available to the Company, including the outcome of various negotiations, litigation, etc. it is expected that estimates will be revised. Such revisions may be material.

Cash and Short-Term Investments

Cash and short term investments include cash, interest earning deposits with banks and other U.S. and foreign money market funds investments with original maturities when purchased of less than one year.

Cash and short term investments may differ from previously filed MORs as the amounts recorded in the December 31, 2008 Balance Sheet include legacy foreign bank accounts.

Cash and Short-Term Investments Pledged, Restricted or Seized

Cash and short term investments pledged and restricted include the cash and cash equivalents pledged on or prior to September 15, 2008 by the Company in connection with certain documents executed by the Company and various financial institutions. Approximately $11.2 billion in LBHI is being held by the respective financial institutions. The Company has not recorded any reserves against the pledged cash as the Company does not have sufficient information as to the circumstances surrounding these pledges at this time. Accordingly, adjustments, which may be material, may be reflected in future MORs.

In addition, cash and short term investments pledged and restricted includes:  (i) cash collected on loans by the Company that collateralized notes pledged to certain financial institutions of approximately $0.5 billion in Lehman Commercial Paper Inc. (“LCPI”); (ii) cash of approximately $4.0 billion held by its banking subsidiaries, Aurora Bank FSB and Woodlands Commercial Bank; (iii) cash collected on derivatives trades which collateralized notes; (iv) pre-petition balances on administrative hold by certain financial institutions; and (v) misdirected cash received from a third party. No admission is made at this stage as to the ultimate validity, enforceability or perfection of such collateralization.

Prior to the Chapter 11 cases, a financial institution offset approximately $485 million in bank deposits. Subsequent to the Chapter 11 cases, approximately $510 million was seized by a financial institution to offset outstanding derivatives balances with the Debtors. Such amounts are not reflected in the Balance Sheet.

The Company is pursuing its rights to recover each of the aforementioned pledged, restricted and seized cash amounts with third parties.

Financial Instruments and Other Inventory Positions

Financial instruments and other inventory positions and derivatives and other contractual agreements liabilities are presented at fair value except, as described below, for equity and fixed income principal investments. Fair value is determined by utilizing observable prices or pricing models based on a series of inputs to determine the present value of future cash flows. The fair value measurements used to record the financial instruments described below may not be in compliance with GAAP requirements.

Financial instruments and other inventory positions include securities pledged to and held by financial institutions of approximately $2.5 billion at LBHI and $0.8 billion at LCPI totaling $3.3 billion (Loans of $1.7 billion, Real Estate of $1.2 billion and Principal Investments of $0.4 billion). The Company is pursuing its rights to recover these assets and at this time, the Company has not recorded any reserves for such amounts but adjustments, which may be material, may be reflected in future MORs.

Derivatives

Derivative assets and derivative liabilities represent amounts due from or to counterparties related to matured, terminated and open trades. These derivative assets and liabilities (including those held by certain special purpose vehicles) are recorded at fair value net of cash and securities collateral received and net of valuation, setoff and credit/collection reserves. The Company used the following as the fair value for derivative assets and liabilities: (1) the fair values as of December 31, 2008 for trades open as of December 31, 2008, (2) the fair values at the date of termination or maturity where the counterparty notified the Company of such termination prior to December 31, 2008, or (3) the last valuation recorded by the Company prior to the Chapter 11 cases, where a (more recent) fair value was unable to be determined, or for counterparties generally with more than 1,000 trades outstanding as of September 14, 2008.

Recoveries in respect of derivatives receivables are complicated by numerous and unprecedented practical and legal challenges, including: (1) whether counterparties have validly declared termination dates in respect of derivatives and lack of clarity as to the exact date and time as of when counterparties ascribed values to their derivatives contracts; (2) abnormally wide bid-offer spreads and extreme liquidity adjustments resulting from market conditions in effect as of the time when the vast majority of the Company’s derivatives transactions were terminated and whether such market conditions provide the Company with a basis for invalidating counterparty valuations; (3) counterparty creditworthiness, which can be reflected both in reduced actual cash collections from counterparties and in reduced valuations ascribed by the market to such counterparties’ derivatives transactions and whether, in the latter circumstance, such reduced valuations are legally valid deductions from the fair value of derivatives receivables; and (4) legal provisions in derivatives contracts that purport to penalize the defaulting party by way of close-out and valuation mechanics, suspended payments, structural subordination in relation to transactions with certain special purpose vehicles, deductions for financial advisory and legal fees that the Company believes are excessive and expansive set-off provisions. The Company is vigorously pursuing its legal rights relating to derivative assets, but the Company has not reflected value impairments that may result from an adverse resolution of these litigation matters. The Company expects to refine the fair value measurements of the derivative assets and liabilities in the future as the Company obtains greater clarity on these issues; such adjustments may be material.

Real Estate

Real Estate includes residential and commercial whole loans, residential and commercial real estate owned properties, joint venture equity interests in commercial properties, and other real estate related investments. Real Estate financial instruments are recorded at fair value. In most cases, pricing models incorporate projected cash flows provided by third parties.

Loans

Loans consist of draw downs by borrowers on facilities with fixed maturity dates and are contingent on certain representations and contractual conditions applicable to the borrower. Loans financial instruments are recorded at fair value.

Principal Investments

Principal investments include equity and fixed-income direct investments in corporations and general partner and limited partner interests in asset managers, and in related funds.  Equity principal investments are primarily valued utilizing discounted cash flows, comparable trading (including cross-cycle analysis) and transaction multiples. Fixed income principal investments are primarily valued utilizing market trading, comparable spreads and yields (including cross-cycle analysis), and recovery analysis. Investments in private equity and hedge funds are valued at the net asset value unless an impairment is assessed, e.g., determined not to provide future funding, and as a result, an adjustment to the net asset value is recorded.

Due to/from and Investments in Affiliates - Transactions with LBHI Controlled Entities and Non-LBHI Controlled Entities (separately or collectively, “Affiliates”)

Receivables from LBHI Controlled Entities and payables to LBHI Controlled Entities consist of (i) derivative contracts recorded on September 14, 2008 at fair value in the Company’s records, and (ii) other intercompany receivables and payables derived from financings and normal course of business activities as of December 31, 2008.

Affiliates which incurred cumulative net operating losses in excess of capital contributions are reflected as a negative amount in investments in affiliates on the Balance Sheet.

Receivables from and payables to non-LBHI Controlled Entities and investments in non-LBHI Controlled Entities consist of derivative contracts recorded at fair value in the Company’s records and other intercompany receivables and payables derived from financings and normal course of business activities recorded as of September 14, 2008, except for certain repurchase and other financing agreements which are reflected (for purposes of this presentation) net of corresponding inventory.

This MOR does not reflect the projected recovery value of the receivables from affiliates and investments in affiliates or an estimate of potential payables to affiliates, as the aforementioned recovery values or potential liabilities are not yet determinable.

The Company is not in possession or does not have complete control of certain financial instruments reflected on its books and has filed or is in the process of filing claims with the affiliated broker-dealer counter-parties.

This MOR reflects the obligations for certain administrative services and bankruptcy related costs incurred through December 31, 2008. The accrued costs not paid as of December 31, 2008 are reflected in receivables from and payables to LBHI Controlled Debtor and Non-Debtor Entities. These costs have been allocated to significant debtor and non-debtor LBHI Controlled Entities.

On September 19, 2008, Lehman Brothers Inc., (“LBI”) a subsidiary of LBHI that is currently in liquidation pursuant to the Securities Investor Protection Act of 1970, transferred virtually all of its subsidiaries to Lehman Ali Inc., (“ALI”) a subsidiary of LBHI, for a paid-in-kind promissory note (“PIK Note”). The Company has recorded this transfer in its books and records at a de minimis amount as the Company believes the paid-in-kind note has no value.  Under the terms of the PIK Note and Security Agreement, the principal sum equal to the fair market value of the acquired stock of the subsidiaries transferred to ALI by LBI, as of September 19, 2008 is to be determined by Lazard Ltd. (“Lazard”) pursuant to a methodology mutually agreed upon between LBI and Lazard.  In the event such valuation reflects a positive value, then the balance sheet shall be adjusted accordingly.

Subsequent to the Chapter 11 cases by LBHI, certain of the Company’s derivative trades and related collateral processed through the Chicago Mercantile Exchange (“CME”) were transferred to other CME members and the financial impact to (and potential legal claim of) the Company is undetermined as of the date of this MOR filing.

The systems utilized by the Company have recorded, in certain cases, interest income or expense on outstanding balances between affiliates; accordingly, such amounts are included in the Balance Sheet. Realization may be impacted by bankruptcy proceedings in the various legal jurisdictions and may require adjustment in future MORs.

Financings

The Company has securitization and financing agreements with third parties and affiliates where an event of default has occurred. Such events of default include breach of collateralization ratio, failure to pay interest, failure to repurchase assets on the specified date, or LBHI’s bankruptcy. This MOR reflects these securitizations and financings (for purposes of this presentation) net of the respective securities inventory collateral, previously reported in financial instruments and other inventory positions in the Balance Sheet, either as a net payable or, if it resulted in a net receivable, in certain cases, a reserve was recorded. The Company has or is in the process of submitting a claim to recover the financial instruments.

The senior securitized notes are valued based on the fair values of the collateralized loans as of December 31, 2008 and the performance of the loans under the priority of payments terms of the securitization agreements. Such securitized notes are included in financial instruments and other inventory positions in the Balance Sheet.

Liabilities Subject to Compromise

Liabilities subject to compromise refers to pre-petition obligations of the Debtors and does not represent the Company’s current estimate of known or potential obligations to be resolved in connection with the Chapter 11 cases. Any differences between amounts recorded in the Debtors’ books as of their respective petition dates and the creditors’ claims, including tax authorities and derivatives counterparties, filed by the Bar Date could be material. Such differences will be investigated and resolved in the claims resolution process. Accordingly, adjustments may be reflected in future MORs.

Taxes

Due to the uncertainties of future taxable profits, the deferred tax assets recorded by the Company prior to the bankruptcy filings have been reversed through valuation allowances.  Deferred tax assets have not been recorded for the post-petition portion of 2008. Provisions for 2008 federal taxes are reported at $0.  Payables accounts contain amounts for certain state and local taxes. There exists a recorded federal income tax refund claim of approximately $350 million, included in receivables and other assets, related to the estimated anticipated carryback of net operating losses.

Receivables and other assets include a litigation refund receivable from the 1997-2000 IRS audit cycles of approximately $590 million.  This amount represents a pre-petition deposit with the IRS against assessed tax, penalty and interest. The Company has undertaken discussions with the IRS to pursue this refund.  Previously recorded reserves for uncertain tax positions Financial Accounting Standards Board Interpretation No. 48 of approximately $0.5 billion have been retained. Various IRS and other jurisdiction audits are ongoing for years subsequent to 2000. As these discussions and proceedings are not completed, the Company does not have sufficient information as to the realization of refunds or results of audits, or additional reserves which may be required. Accordingly, adjustments, which may be material, may be reflected in future MORs.

Currency Translation

Assets and liabilities (including Borrowings) of LBHI and non-LBHI Controlled Entities having non-U.S. dollar functional currencies are translated at exchange rates at the date of the Balance Sheet. The gains or losses resulting from translating non-US dollar functional currency into U.S. dollars, net of hedging gains or losses incurred, are included in Stockholder’s Equity.

Legal Proceedings

The Company is involved in a number of judicial, regulatory and arbitration proceedings concerning matters arising in connection with the bankruptcy proceedings and various other matters. The Company is unable at this time to determine the financial impact such proceedings and any recoveries or liabilities may have upon the Balance Sheet at this time. As more information becomes available in the future, the Company may record related amounts, which may be material, in future MORs.

Subsequent Events

The Company has recorded amounts in the books and records as of December 31, 2008 based on the information available at the time the review was performed. Any events subsequent to the time of the review are not reflected in the Balance Sheet and will be reflected in future MORs.

On May 4, 2009, the Company completed the transfer to Neuberger Berman Group LLC (the “Purchaser”) of the equity interests of certain subsidiaries and assets related to its investment management business, and the assumption of certain related liabilities. The Purchaser issued certain Preferred Units (having an aggregate liquidation preference of $875 million, subject to certain adjustments) and common equity interests in connection with this acquisition. As consideration, the Company received 93% of Preferred Units and 49% of the aggregate common equity interests.

Financial Systems and Control Environment

For the December 31, 2008 financial close, the general ledger environment and other financial applications are operated by a third party on the Company’s behalf and were enabled to accommodate the Company’s ability to close its financial records.  Procedures, controls and resources used to create the Balance Sheet were modified, including a significant reduction in resources, in comparison to what was available to the Company prior to the Chapter 11 cases. The Company is continuously reviewing its accounts, and as a result, modifications, errors and potential misstatements might be identified that require future adjustments.

Accompanying Schedules

The amounts disclosed in the Supplemental Schedules to the Balance Sheet included in this MOR filing are based on the information available at the time of the filing and are subject to change as additional information becomes available.

Rounding

The Balance Sheet and the Accompanying Schedules may have rounding differences in their summations. In addition, there may be rounding differences between the financial information on the Accompanying Schedules and the related amounts on the Balance Sheet.

LEHMAN BROTHERS HOLDINGS INC. and Other Debtors and Other Controlled Entities

Balance Sheet As of December 31, 2008

(Unaudited)

	DEBTOR ENTITIES (continued on next page)
	Lehman Brothers Holdings Inc.	LB Special Financing Inc.	LB Commodity Services Inc.	Lehman Brothers Commercial Corporation	LB OTC Derivatives Inc.	Lehman Brothers Financial Products Inc.	Lehman Bros. Derivative Products Inc.	Lehman Commercial Paper Inc.
$ in millions	08-13555	08-13888	08-13885	08-13901	08-13893	08-13902	08-13899	083-13900

Assets
Cash and short-term investments	$3,382	$928	$254	$83	$132	$431	$349	$487
Cash and short-term investments pledged and restricted	11,330	120	32	—	—	—	—	485
Financial instruments and other inventory positions:
Real estate	2,809	—	—	—	—	—	—	1,444
Loans	1,753	3	1	—	—	—	—	2,101
Principal investments	1,154	170	—	—	—	—	—	651
Derivatives and other contractual agreements	—	15,053	1,598	140	154	153	68	419
Total financial instruments and other inventory positions	5,715	15,227	1,599	140	154	153	68	4,615
Receivables and other assets	2,953	472	58	9	—	—	—	329
Investments in affiliates:
LBHI controlled debtor entities	273	(87)	—	—	—	—	—	106
LBHI controlled non-debtor entities	(19,455)	429	—	—	—	—	—	1,127
Non-LBHI controlled entities	14,795	—	—	—	—	—	—	—
Total Investments in affiliates	(4,387)	342	—	—	—	—	—	1,233
Due from affiliates:
LBHI controlled entities - post petition	239	—	—	—	—	—	—	—
LBHI controlled debtor entities	42,689	1,600	1,114	961	—	—	1	4,716
LBHI controlled non-debtor entities	38,255	1,266	1	22	—	—	—	8,635
Non-LBHI controlled entities	60,467	13,567	1,853	3,115	1,450	0	0	529
Total due from affiliates	141,650	16,433	2,968	4,097	1,450	0	1	13,881
Total assets	$160,643	$33,522	$4,911	$4,329	$1,736	$583	$418	$21,030

Liabilities and Stockholders’ Equity
Accounts payable and other accrued liabilities:
Payables	$341	$—	$—	$—	$—	$—	$—	$—
Due to LBHI controlled entities	—	60	4	3	3	1	1	29
Total accounts payable and accrued liabilities	341	60	4	3	3	1	1	29

Liabilities (subject to compromise for Debtor entities only):
Derivatives and other contractual agreements	(0)	11,394	2,519	1,328	530	56	78	70
Borrowings	99,300	—	—	—	—	—	—	—
Payables	2,761	420	26	16	—	4	0	607
Deposit at banks	—	—	—	—	—	—	—	—
Due to affiliates:
LBHI controlled debtor entities	4,724	20,415	2,422	1,128	445	204	111	21,937
LBHI controlled non-debtor entities	18,270	2,451	—	87	—	—	—	2,436
Non-LBHI controlled entities	50,874	5,435	25	2,465	394	1	10	567
Total due to affiliates	73,868	28,302	2,447	3,680	838	204	122	24,940
Total liabilities (subject to compromise for Debtor entities only)	175,930	40,115	4,993	5,023	1,368	264	200	25,617
Total liabilities	176,271	40,176	4,997	5,027	1,372	265	201	25,645

Stockholders’ Equity
Preferred stock	8,993	—	—	—	—	—	—	—
Common stock and additional paid-in capital	9,317	350	31	11	100	250	175	2,031
Retained earnings and other stockholders’ equity	(33,937)	(7,004)	(118)	(709)	265	68	42	(6,647)
Total common stockholders’ equity	(24,621)	(6,654)	(87)	(698)	365	318	217	(4,616)
Total stockholders’ equity	(15,628)	(6,654)	(87)	(698)	365	318	217	(4,616)
Total liabilities and stockholders’ equity	$160,643	$33,522	$4,911	$4,329	$1,736	$583	$418	$21,030

See accompanying Notes to Balance Sheet

LEHMAN BROTHERS HOLDINGS INC. and Other Debtors and Other Controlled Entities

Balance Sheet As of December 31, 2008

(Unaudited)

	DEBTOR ENTITIES (CONT’D)
	LB 745 LLC	CES Aviation LLC	CES Aviation V	CES Aviation IX	East Dover Ltd	Lehman Scottish Finance LP	Total Debtor	Total LBHI Controlled
$ in millions	08-13600	08-13905	08-13906	08-13907	08-13908	08-13904	Entities	Entities

Assets
Cash and short-term investments	$—	$—	$—	$—	$—	$2	$6,047	$7,934
Cash and short-term investments pledged and restricted	—	—	—	—	—	—	11,967	16,282
Financial instruments and other inventory positions:
Real estate	—	—	—	—	—	—	4,252	9,288
Loans	—	—	—	—	—	—	3,858	7,133
Principal investments	—	—	—	—	—	—	1,975	7,246
Derivatives and other contractual agreements	—	—	—	—	—	—	17,585	18,215
Total financial instruments and other inventory positions	—	—	—	—	—	—	27,671	41,882
Receivables and other assets	—	—	3	5	—	—	3,830	11,467
Investments in affiliates:
LBHI controlled debtor entities	—	—	—	—	—	—	292	(10,350)
LBHI controlled non-debtor entities	—	—	—	—	—	—	(17,899)	(17,899)
Non-LBHI controlled entities	—	—	—	—	—	—	14,795	25,249
Total Investments in affiliates	—	—	—	—	—	—	(2,812)	(2,999)
Due from affiliates:
LBHI controlled entities - post petition	—	—	—	—	—	—	239	239
LBHI controlled debtor entities	554	1	—	—	100	—	51,736	74,834
LBHI controlled non-debtor entities	161	—	—	—	—	55	48,395	48,395
Non-LBHI controlled entities	2	—	—	—	9	—	80,991	97,939
Total due from affiliates	717	1	—	—	109	55	181,362	221,408
Total assets	$717	$1	$3	$5	$109	$57	$228,065	$295,975

Liabilities and Stockholders’ Equity
Accounts payable and other accrued liabilities:
Payables	$—	$—	$—	$—	$—	$—	$341	$341
Due to LBHI controlled entities	—	—	—	—	—	—	101	239
Total accounts payable and accrued liabilities	—	—	—	—	—	—	443	581

Liabilities (subject to compromise for Debtor entities only):
Derivatives and other contractual agreements	—	—	—	—	—	—	15,975	16,269
Borrowings	—	—	—	—	—	—	99,300	100,742
Payables	—	—	—	—	—	—	3,833	7,860
Deposit at banks	—	—	—	—	—	—	—	10,359
Due to affiliates:
LBHI controlled debtor entities	—	—	8	9	4	—	51,406	99,268
LBHI controlled non-debtor entities	47	—	—	—	—	—	23,291	23,292
Non-LBHI controlled entities	—	—	—	—	—	—	59,771	66,599
Total due to affiliates	47	—	8	9	4	—	134,469	189,159
Total liabilities (subject to compromise for Debtor entities only)	47	—	8	9	4	—	253,578	324,389
Total liabilities	47	—	8	9	4	—	254,021	324,969

Stockholders’ Equity
Preferred stock	—	—	—	—	—	—	8,993	11,039
Common stock and additional paid-in capital	—	7	—	—	76	50	12,398	26,651
Retained earnings and other stockholders’ equity	670	(6)	(5)	(4)	30	7	(47,347)	(66,684)
Total common stockholders’ equity	670	1	(5)	(4)	106	57	(34,949)	(40,034)
Total stockholders’ equity	670	1	(5)	(4)	106	57	(25,956)	(28,995)
Total liabilities and stockholders’ equity	$717	$1	$3	$5	$109	$57	$228,065	$295,975

See accompanying Notes to Balance Sheet

LEHMAN BROTHERS HOLDINGS INC. and Other Debtors and Other Controlled Entities

Real Estate Schedule

(Unaudited)

	Carrying Value 12/31/08 (1)						Bridge to July 341 Presentation
									Assets
						Total	Adjustment	Add:	Transferred (5) /
	Commercial					Real Estate	to	Gross-Up to	Market			341
	North			Residential	Securitized	As Reported	Securitized	Undiscounted	Change /	12/31/08 - 5/29/09		Carrying
$ in millions	America	Europe	Asia	Unpledged	Notes(2)	12/31/08	Notes(3)	Value(4)	Other	Receipts	Disbursements	Value(6)

Debtors:
Lehman Brothers Holdings Inc.	$907	$—	$—	$1,136	$766	$2,809	$691	$1,679	$(524)	$(376)	$89	$4,368
Lehman Commercial Paper Inc.	367	501	—	105	471	1,444	923	1,151	(24)	(129)	26	3,390
Total Debtors	1,274	501	—	1,241	1,237	4,252	1,614	2,829	(548)	(505)	115	7,758

Total Non-Debtors(7)(8)	1,721	103	643	2,568	—	5,035	796	2,603	(1,883)	(436)	65	6,179

Total Real Estate	$2,995	$604	$643	$3,809	$1,237	$9,288	$2,410	$5,432	$(2,431)	$(941)	$179

Add: LB Bankhaus London Branch included in July 341 Presentation (9)												2,044

Total Real Estate Per July 341 Presentation												$15,982

Notes:
(1)	Refer to the accompanying Notes to the Balance Sheet for further discussion on valuation and additional disclosures regarding real estate.
(2)	Securitized notes and commercial paper pledged to third parties.
(3)	Inventory not included in the Balance Sheet due to performance of the loans collateralizing the notes and the netting of the inventory against the financings with a non-LBHI Controlled Affiliate.
(4)	Gross-Up to Undiscounted Value reflects amounts grossed up to reflect values presented in the July 341 Presentation.
(5)	Assets Transferred represents assets not managed by the LBHI Real Estate team.
(6)	341 Carrying Value reflects the future undiscounted cash flows as of 12/31/08 and additional capital calls funded and sales / redemptions / distributions through 5/29/09.
(7)	Total Non-Debtors Carrying Value 12/31/08 Commercial North America of $1,721 million includes $330 million in Real Estate loans pledged to a LBHI Controlled Entity.
(8)	Total Non-Debtors Carrying Value 12/31/08 Residential Unpledged of $2,568 million includes $2,100 million managed by Aurora Bank FSB (f/k/a Lehman Brothers Bank) Real Estate Team.
(9)	LB Bankhaus London Branch is not a LBHI-Controlled Entity and is not included in the Balance Sheet.

LEHMAN BROTHERS HOLDINGS INC. and Other Debtors and Other Controlled Entities

Loans Schedule

(Unaudited)

		Bridge to July 341 Presentation
$ in millions	Total Loans as Reported 12/31/08 (1)	Securitized Notes (2)	Net of Loan Purchases/Sales	Paydowns of Principal	New Loan Funding	Other(3)	Adjustments to Notional Values	341 Carrying Value(4)

Debtors:
Lehman Brothers Holdings Inc.	$1,753	$(1,667)	$12	$(17)	$—	$(62)	$145	$164
Lehman Brothers Special Financing Inc.	3	—	(1)	—	—	—	1	2
Lehman Brothers Commodity Services Inc.	1	—	—	(1)	—	—	—	0
Lehman Commercial Paper Inc.	2,101	—	(17)	(54)	38	(99)	80	2,050

Total Debtors	3,858	(1,667)	(5)	(71)	38	(161)	226	2,217

Other Controlled Entities (5)	2,844	—	(35)	(420)	18	24	798	3,228

Total Debtors and Non-Debtors	6,702	(1,667)	(41)	(492)	56	(137)	1,024	5,445

LB Bankhaus London Branch (6)								2,120

Total Loans	6,702	$(1,667)	$(41)	$(492)	$56	$(137)	$1,024	$7,565

Managed by Other LBHI Controlled Asset Team(7)	431

Total Loans - LBHI Controlled Entities	$7,133

Notes:
(1)	Refer to the accompanying Notes to the Balance Sheet for further discussion on valuation and additional disclosures regarding loans.
(2)	Securitized notes pledged to third parties. Notes are collateralized by loans originated by LBHI affiliates which are presented as being Funded / Pledged in the July 341 presentation.
(3)	Includes trade claims, FX fluctuations, and accrued interest.
(4)

341 Carrying Value is per the July 2009 341 presentation and reflects total Funded / Retained loans as of May 31, 2009, presented at their nominal values. Excludes pledged assets managed by the loan asset team.

(5)	Primarily represents loan positions at Lehman Brothers Holding Inc. (“LBHI”) banking subsidiaries of approximately $2.5 billion.
(6)	LB Bankhaus London Branch is not a LBHI-Controlled Entity and is not included in the Balance Sheet.
(7)	Represents loan inventory managed by other LBHI controlled asset teams, but not presented within Loans in the July 341 Presentation.

LEHMAN BROTHERS HOLDINGS INC. and Other Debtors and Other Controlled Entities

Principal Investments Schedule

(Unaudited)

		Bridge to July 341 Presentation
$ in millions	Total Principal Investments As Reported 12/31/08(1)	Cash from Sales / Redemptions	Additional Investments	Market Value Change	Asset Group Transfers / Reclassifications(2)	341 Carrying Value(3)
Debtors:
Lehman Brothers Holdings Inc.	$1,154	$(38)	$140	$(3)	125	$1,378
Lehman Brothers Special Financing Inc.	170	—	—	—	(170)	—
Lehman Commercial Paper Inc.(4)	651	(47)	—	(80)	420	943
Total Debtors	1,974	(85)	140	(83)	376	2,321

Non-Debtors	5,272	(350)	150	(305)	(35)	4,732

Total Principal Investments	$7,246	$(435)	$290	$(388)	$341	7,053

Add: Mark-downs on investments in the 12/31/08 balance sheet not reflected in 3/31/09 Carrying Value per 341 Presentation						407
Add: Asia Investments (Controlled by Other Receivers)						1,718

Total Principal Investments per July 341 Presentation						$9,178

Notes:
(1)	Refer to the accompanying Notes to the Balance Sheet for further discussion on valuation and additional disclosures regarding principal investments.
(2)	Includes assets transferred and being managed by other LBHI-Controlled asset teams, as well as balance sheet reclassifications.
(3)

341 Carrying Value is per the July 2009 341 presentation and reflects March 31, 2009 valuations (not available as of July 341 presentation for Private Equity Group’s Venture Capital and CDO) and additional capital calls funded and sales, redemptions, distributions through May 31, 2009.

(4)	Approximately $350 million included in the balance sheet as reported at 12/31/08 has been pledged to third parties.

LEHMAN BROTHERS HOLDINGS INC. and Other Debtors

Derivatives Schedule(1)(2)

(Unaudited)

	DEBTOR ENTITIES
	Lehman Brothers Holdings Inc.	Lehman Brothers Special Financing Inc.	Lehman Brothers Commodity Services Inc.	Lehman Brothers Commercial Corporation	Lehman Brothers OTC Derivatives Inc.	Lehman Brothers Financial Products Inc.	Lehman Brothers Derivative Products Inc.	Lehman Commercial Paper Inc.	Total Debtor
$ in millions	08-13555	08-13888	08-13885	08-13901	08-13893	08-13902	08-13899	08-13900	Entities
Assets - Receivables, Net(1)
As of December 31, 2008:
Open ($)	$2	$4,033	$179	$58	$53	$36	$0	$364	$4,726
Termed / Matured ($)	—	11,020	1,416	82	100	117	68	55	12,859
Total	$2	$15,053	$1,595	$140	$154	$153	$68	$419	$17,585

Open (# of ISDAs)	2	929	39	79	10	7	1	39	1,106
Termed / Matured (# of ISDAs)	—	1,987	192	149	42	16	48	11	2,445
Total	2	2,916	231	228	52	23	49	50	3,570

Net Cash Collections(4)	$—	$1,586	$435	$81	$(68)	$109	$130	$—	$2,273

As of June 30, 2009:(3)
Open ($)	$0	$2,991	$247	$29	$63	$28	$2	$363	$3,722
Termed / Matured ($)	3	8,833	429	63	66	31	36	38	9,499
Total(6)	$3	$11,824	$676	$92	$129	$58	$37	$401	$13,221

Open (# of ISDAs)	1	673	36	92	13	7	1	30	853
Termed / Matured (# of ISDAs)	1	2,103	199	131	47	16	59	19	2,575
Total(5)	2	2,776	235	223	60	23	60	49	3,428

Net Cash Collections(4)	$—	$4,034	$1,160	$427	$(21)	$118	$170	$158	$6,045

Liabilities - Payables
As of December 31, 2008:
Open ($)	$—	$(1,566)	$(202)	$(109)	$(170)	$(2)	$(1)	$(5)	$(2,054)
Termed / Matured / Settled ($)	—	(9,826)	(2,317)	(1,218)	(360)	(52)	(78)	(65)	(13,916)
Total	$—	$(11,392)	$(2,519)	$(1,328)	$(530)	$(54)	$(78)	$(70)	$(15,971)

Open (# of ISDAs)	—	651	113	96	59	6	21	2	948
Termed / Matured (# of ISDAs)	—	1,502	164	132	93	10	80	2	1,983
Settled (# of ISDAs)	—	6	—	—	—	—	1	—	7
Total	—	2,159	277	228	152	16	102	4	2,938

As of June 30, 2009:(3)
Open ($)	$—	$(977)	$(38)	$(295)	$(196)	$(6)	$—	$(5)	$(1,517)
Termed / Matured / Settled ($)	—	(9,014)	(2,176)	(661)	(278)	(47)	(57)	(67)	(12,300)
Total	$—	$(9,991)	$(2,214)	$(956)	$(474)	$(53)	$(57)	$(73)	$(13,818)

Open (# of ISDAs)	—	519	50	137	54	3	—	2	765
Termed / Matured (# of ISDAs)	—	1,622	214	87	90	10	69	2	2,094
Settled (# of ISDAs)	—	42	6	4	—	2	23	—	77
Total(5)	—	2,183	270	228	144	15	92	4	2,936

Notes:
(1)	Refer to the accompanying Notes to the Balance Sheet for further disclosures regarding derivative valuation, reserves and cash collections.
(2)

Limited hedging tools are in place as of June 30, 2009, which are primarily interest rate futures. Approximately $320 million in open trades is protected by hedges. The Company is currently establishing over-the-counter derivatives hedging ability.

(3)	June 30, 2009 balances and trade metrics are preliminary and are subject to change.
(4)

Collections are post-September 15, 2008. Cash collections may differ from amounts previously reported in the July 2009 Section 341 presentation, as cash collections above are from derivatives counterparties only. Amounts include cash collected on derivative trades which collateralize notes, and as such, these amounts are reflected in restricted cash on the balance sheet for Lehman Brothers Special Financing Inc.

(5)	Change in number of ISDAs since December 2008 due to settlements as well as improved visibility of counterparties.
(6)

The gross receivable balance represented by counterparties that are special purpose vehicles (“SPV”) was approximately $10.3 billion as of June 30, 2009. Primarily all positions with SPV counterparties were at Lehman Brothers Special Financing Inc.

LEHMAN BROTHERS HOLDINGS INC. and Other Debtors and Other Controlled Entities

Schedule of Financial Instruments Financed

(Unaudited)

	DEBTOR ENTITIES						Totals
	Lehman Brothers Holdings Inc.	Lehman Brothers Special Financing Inc.	Lehman Brothers OTC Derivatives Inc.	Lehman Commercial Paper Inc. (2)	Lehman Commercial Paper Inc. (3)		Lehman Brothers Inc.	Lehman Brothers Inc. “Europe”
$ in millions	08-13555	08-13888	08-13893	08-13900	08-13900	Total Debtors	(“LBI”) (6)	(“LBIE”) (6)

Financial instruments related to repurchases and other financing agreements (“Financial Instruments”) (1)

Government & agencies, commercial paper, other money market instruments	$—	$17,889	$—	$—	$—	$17,889	$3,617	$14,272
Mortgages, asset-backed securities, real estate held for sale and for use	7,310	351	—	965	357	8,983	95	256
Total corporate debt and other	1,607	4,366	—	6,103	—	12,076	3,122	4,230
Total corporate equities	—	8,660	992	—	—	9,652	9,188	464
Derivatives and other contractual agreements	—	—	93	—	—	93	93	—
Total Financial Instruments	8,917	31,266	1,085	7,068	357	48,693	16,115	19,222

Securities collateral pledged (4)	—	2,837	1,036	—	—	3,874	3,494	380
Reverse repurchase agreements and margin	—	30,941	417	4,938	6,636	42,932	5,457	25,901
Total Financial Instruments, reverse repurchases, margin and pledged	8,917	65,045	2,538	12,006	6,993	95,499	25,067	45,503

Repurchase agreements, margin and pledged with affiliates and third parties	(8,781)	(41,475)	—	(12,410)	(6,460)	(69,126)	(14,669)	(31,585)
Financial instruments and other inventory positions sold but not yet purchased	—	(20,895)	(1,158)	—	—	(22,054)	(9,163)	(12,891)
Net receivable / (payable) after financing	136	2,674	1,380	(404)	533	4,319	$1,235	$1,026
Balance Sheet reserves	(136)	—	(1,380)	—	(533)	(2,049)
Due from / (to) affiliates (5)	$—	$2,674	$—	$(404)	$—	$2,270

Notes:

The purpose of this schedule is to present the inventory and the inventory received as part of a reverse repurchase agreement from affiliates that was utilized in financing agreements with affiliates and third parties.  In the MOR filed January 2009, the Company’s Balance Sheet as of September 14, 2008 included amounts for certain inventory positions and related financings including (loans and borrowings, repurchase and reverse repurchase agreements).  The Company’s Balance Sheet for December 31, 2008, however, reflects such inventory positions net of related financings.

(1)

The carrying values of inventory netted against the financing agreements are as of September 30, 2008, as the values as of the specific close-out dates of the various financing agreements were not available. In addition, carrying values presented in the previous MOR filing for the September 14, 2008 reporting period differ due to market changes.

(2)	Repurchase and Reverse Repurchase agreements entered into by Lehman Commercial Paper Inc (“LCPI”) with other Lehman affiliates.
(3)	Repurchase and Reverse Repurchase agreements entered into by LCPI are with third party counterparties or other Lehman affiliates, respectively.
(4)	Securities collateral pledged represents third party collateral posted on certain derivative agreements which was not recorded in the books and records as of September 14, 2008.

(5)

Represents estimated value of net receivable owed by LBI and/or LBIE to Lehman Brothers Special Financing Inc. (“LBSF”) for equities purchased on margin or with respect to LCPI represents the net payables with affiliates which may include LBI. At December 31, 2008, such amounts are included in the balance sheet under the captions “Due from Affiliates” or “Due to Affiliates.” The Company has not recorded any reserves against the net receivable reflected by LBSF as the Company does not have sufficient information as to the recoverability at this time. Accordingly adjustments, which may be material, may be reflected in future MORs.

(6)	Amounts represent the financing transactions of the Debtors reflected on the left side of this Schedule for those transactions where the broker / dealers, LBI and LBIE, acted as counterparties.

See accompanying Notes to the Balance Sheet

LEHMAN BROTHERS HOLDINGS INC. (“LBHI”) AND OTHER DEBTOR SUBSIDIARIES

BASIS OF PRESENTATION

SCHEDULE OF CASH RECEIPTS AND DISBURSEMENTS

JULY 1, 2009 TO JULY 31, 2009

The information and data included in this Report are derived from sources available to Lehman Brothers Holdings Inc. (the “Company”) and its other subsidiaries that have filed proceedings under Chapter 11 of the Bankruptcy Code (collectively, the “Debtors” or the “Estate”).  The Debtors’ chapter 11 cases have been consolidated for procedural purposes only and are being jointly administered pursuant to Rule 101(b) of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”). The Debtors have prepared this presentation, as required by the Office of the United States Trustee, based on the information available to The Debtors at this time, but note that such information may be incomplete and may be materially deficient in certain respects.  This MOR is not meant to be relied upon as a complete description of the Debtors, their business, condition (financial or otherwise), results of operations, prospects, assets or liabilities. The Debtors reserve all rights to revise this report.

1.               This MOR is not prepared in accordance with U.S. generally accepted accounting principles (GAAP). This MOR should be read in conjunction with the financial statements and accompanying notes in the Company’s annual and quarterly reports that were filed with the United States Securities and Exchange Commission.

2.               This MOR is not audited and will not be subject to audit or review by the Company’s external auditors at any time in the future.

3.               The cash flows presented in this report only include activity for bank accounts that are managed and reconciled by Lehman North American operations.  Cash flows related to the Debtors’ bank accounts that were previously managed and reconciled by Lehman European and Asian operations are excluded from this report.

4.               The beginning and ending balances include cash in demand-deposit accounts (DDA), money-market funds (MMF), and other investments.

5.               Intercompany transfers between Lehman entities are listed as disbursements for the paying entity and receipts for the receiving entity.

6.               The following Debtors have not been included as Debtors in this MOR Report:

a.               PAMI Statler Arms LLC (“PAMI”) – Books and records for PAMI are maintained separately and not in a manner similar to the majority of the Company’s subsidiaries.  This entity does not maintain a separate cash account.

b.              Lehman Brothers Finance SA (“LBF”) – Subsequent to its bankruptcy filing on October 3, 2008, LBF became subject to an insolvency proceeding in Switzerland.

c.               Fundo de Investimento Multimercado Credito Privado Navigator Investimento – Motion was granted on February 24, 2009 to dismiss the Chapter 11 case of this entity.

LEHMAN BROTHERS HOLDINGS INC. and Other Debtor Subsidiaries

Schedule of Cash Receipts and Disbursements (a)

July 1, 2009 - July 31, 2009

Unaudited ($ in millions)

		Beginning Cash &							Ending Cash &
	Filing	Investments						FX	Investments
Legal Entity	Date	(7/01/09)	Receipts		Transfers (b)	Disbursements		Fluctuation (c)	(7/31/09) (d)

Lehman Brothers Holdings Inc.	9/15/2008	$2,939	$656	(e)	$—	$(749	)(f)	$3	$2,849	(g)
LB 745 LLC	9/16/2008	—	—		—	—		—	—
Lehman Brothers Special Financing Inc. (“LBSF”)	10/3/2008	3,575	431		200	—		1	4,207
Lehman Brothers Commodity Services Inc. (“LBCS”)	10/3/2008	926	151		—	—		—	1,077
Lehman Brothers OTC Derivatives Inc (“LOTC”)	10/3/2008	165	—		—	—		—	165
Lehman Commercial Paper Inc. (“LCPI”)	10/5/2008	2,284	1,349		—	(872	)(h)	—	2,761
Lehman Brothers Commercial Corporation (“LBCC”)	10/5/2008	411	4		—	—		—	415
Lehman Brothers Derivative Products Inc. (“LBDP”)	10/5/2008	384	4		—	—		—	388
Lehman Brothers Financial Products Inc (“LBFP”)	10/5/2008	437	1		—	—		—	438
CES Aviation LLC	10/5/2008	—	—		—	—		—	—
CES Aviation V LLC	10/5/2008	—	—		—	—		—	—
CES Aviation IX LLC	10/5/2008	—	—		—	—		—	—
East Dover Limited	10/5/2008	—	—		—	—		—	—
Lehman Scottish Finance L.P.	10/5/2008	2	—		—	—		—	2
Luxembourg Residential Properties Loan Finance	1/7/2009	—	—		—	—		—	—
BNC Mortgage LLC	1/9/2009	—	—		—	—		—	—
LB Rose Ranch LLC	2/9/2009	2	—		—	—		—	2
Structured Asset Securities Corporation (“SASCO”)	2/9/2009	—	—		—	—		—	—
LB 2080 Kalakaua Owners LLC	4/23/2009	—	—		—	—		—	—
Total Debtor Cash and Investment Flows		$11,125	$2,596		$200	$(1,621)		$4	$12,304

Non-Debtor Cash and Investment Balances		1,094							1,053

Total Debtor and Non-Debtor Cash and Investment Balances		$12,219							$13,357

Notes:

(a)	Represents cash flows for bank accounts managed and reconciled by Lehman US operations. Foreign currency cash flows are reflected in USD equivalents.
(b)	Reflects transfers from bank accounts managed in other regions to the US.
(c)	Reflects fluctuation in value in foreign currency bank accounts.
(d)

Ending cash balances include cash associated with pledged assets, court order segregated accounts, and other identified funds which may not belong to the Debtors or non-Debtor subsidiaries. These amounts are preliminarily estimated to be approximately $2.0 billion (LBHI $202 million, LBSF $554 million, LBCS $1 million, LCPI $1.1 billion, LBCC $1 million, LBDP $3 million, LBFP $8 million, and Non-Debtors $78 million), and are subject to adjustment.

(e)	Includes $505 million in receipts from Aurora Bank associated with court approved repo financing transactions.
(f)	Reflects ordinary course outflows and other court approved disbursements, including $504 million in disbursements to Aurora Bank associated with court approved repo financing transactions.
(g)	Pro-forma cash and investment balance reflecting transfer to, and return from, LB 745 for real estate sale proceeds.
(h)	LCPI, in its capacity as loan agreement agent, makes pass-along disbursements of principal and interest to loan syndicate participants.

Correction from June 2009 Schedule of Cash Receipts and Disbursements:

Receipts for LBSF, which were $570 million in the June 2009 Schedule, should be restated to $540 million, and Transfers for LBSF, which were $0, should be restated to $30 million to reflect transfers from other regions previously not depicted.

LEHMAN BROTHERS HOLDINGS INC. (“LBHI”)

BASIS OF PRESENTATION

SCHEDULE OF PROFESSIONAL FEE DISBURSEMENTS

DATED FROM FILING DATE TO JULY 31, 2009

The information and data included in this Report are derived from internal systems maintained by Lehman Brothers Holdings Inc. (the “Company”).  The Company, and its other subsidiaries that have filed proceedings under Chapter 11 of the Bankruptcy Code (collectively, the “Debtors” or the “Estate”), have had their chapter 11 cases consolidated for procedural purposes only and are being jointly administered pursuant to Rule 101(b) of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”). The Debtors have prepared this presentation, as required by the Office of the United States Trustee, based on information from the Debtors internal systems, but note that such information may be incomplete in certain respects and the Debtors reserve all rights to revise this report.  This MOR is not meant to be relied upon as a complete description of the Debtors, their business, condition (financial or otherwise), results of operations, prospects, assets or liabilities.

7.               This MOR is not prepared in accordance with U.S. generally accepted accounting principles (GAAP). This MOR should be read in conjunction with the financial statements and accompanying notes in the Company’s annual and quarterly reports that were filed with the United States Securities and Exchange Commission.

8.               This MOR is not audited and will not be subject to audit or review by the Company’s external auditors at any time in the future.

9.               The professional fee disbursements presented in this report reflect the date of actual cash payments to professional service providers.  The Debtors have incurred additional professional fee expenses during the reporting period that will be reflected in future MORs as cash payments are made to providers.

LEHMAN BROTHERS HOLDINGS INC.

Schedule of Professional Fee Disbursements (a)

July 2009

Unaudited ($ in thousands)

			Filing Date
		Jul-09	Through Jul-09 (b)
Debtors - Section 363 Professionals
Alvarez & Marsal LLC	Interim Management	$16,508	$131,492
Kelly Matthew Wright	Art Consultant and Auctioneer	4	34
Natixis Capital Markets Inc.	Derivatives Consultant	—	4,910
Debtors - Section 327 Professionals
Bortstein Legal LLC	Special Counsel - IT and Other Vendor Contracts	174	1,512
Curtis, Mallet-Prevost, Colt & Mosle LLP	Special Counsel - Conflicts	991	7,390
Ernst & Young LLP	Special Counsel - Audit and Tax Services	398	989
Huron Consulting	Special Counsel - Tax Services	137	601
Jones Day	Special Counsel - Asia	927	3,847
Lazard Freres & Co.	Special Counsel - Investment Banking Advisor	324	7,298
McKee Nelson LLP	Special Counsel - Tax	435	4,840	(c)
McKenna Long & Aldridge LLP	Special Counsel - Commercial Real Estate Lending	—	1,473
Reilly Pozner LLP	Special Counsel - Mortgage Litigation and Claims	106	839
Simpson Thacher & Bartlett LLP	Special Counsel - SEC Reporting, Asset Sales, and Congressional Testimony	24	1,271
Weil Gotshal & Manges LLP	Lead Counsel	10,507	74,253
Debtors - Claims and Noticing Agent
Epiq Bankruptcy Solutions LLC	Claims Management and Noticing Agent	—	2,039
Creditors - Section 327 Professionals
FTI Consulting Inc.	Financial Advisor	1,375	9,942
Houlihan Lokey Howard & Zukin Capital Inc.	Investment Banking Advisor	336	3,452
Milbank Tweed Hadley & McCloy LLP	Lead Counsel	4,266	21,512
Quinn Emanuel Urquhart Oliver & Hedges LLP	Special Counsel - Conflicts	140	2,429
Examiner - Section 327 Professionals
Duff & Phelps LLC	Financial Advisor	2,944	7,694
Jenner & Block LLP	Examiner and Counsel	2,873	9,575
Total Non-Ordinary Course Professionals		42,470	297,390
Debtors - Ordinary Course Professionals		1,844	10,287	(c)
US Trustee Quarterly Fees		154	378
Total Professional Fees and UST Fees		$44,468	$308,055

(a)

All professional fees have been paid by LBHI; however, a portion has been charged back to debtor and non-debtor subsidaries based on the direct costs associated with each entity and an allocation methodology.

(b)

The figures reflected in this table represent cash disbursements from LBHI’s filing date through the end of July 2009 and do not include holdback amounts required by court order for non-Ordinary Course Professionals. The figures do not include accruals.

(c)	Fees through July 2009 reflect cumulative adjustments to amounts presented in previous Monthly Operating Reports (increases to McKee Nelson $411, OCP $536).